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Exhibit 21.1

SUBSIDIARIES OF QRS CORPORATION

QRS Canada Inc. (an Ontario corporation)
QRS Sales and Services Corporation (a Delaware corporation)
Tradeweave, Inc. (a Delaware corporation)
Image Info Inc. (a New York corporation)
Retail Data Services, Inc. (a Virginia corporation)
RockPort Trade Systems Ltd (a Barbados corporation)
QRS PACRIM Corporation (a Delaware corporation)
QRS EMEA, Inc. (a Delaware corporation)
QRS France SARL (a French societé anonyme responsabilité limitée)

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  Exhibit 21.1
SUBSIDIARIES OF QRS CORPORATION